EXHIBIT 4.3

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS PURCHASE WARRANT CERTIFICATE MUST NOT TRADE THE PURCHASE WARRANTS OR THE COMMON SHARES ISSUABLE UPON EXERCISE BEFORE MARCH 12, 2005.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION, WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

THE PURCHASE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED NO LATER THAN 4:30 p.m. (CALGARY TIME) ON MAY 12, 2006.

WARRANT CERTIFICATE

GASTAR EXPLORATION LTD.

(A corporation subsisting under the laws of the Province of Alberta)

WARRANT
CERTIFICATE NO.	PURCHASE WARRANTS entitling the holder to acquire, subject to adjustment, one (1) Common Share for each Purchase Warrant represented hereby.

THIS IS TO CERTIFY THAT                                           (hereinafter referred to as the “holder”) is the registered holder of that number of Purchase Warrants to acquire Common Shares (as hereinafter defined) of Gastar Exploration Ltd. (the “Corporation”) as set forth in this Purchase Warrant certificate (“Warrant Certificate”). Each Purchase Warrant represented hereby entitles the holder thereof to acquire, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 4:30 p.m. (Calgary Time) (the “Time of Expiry”) on May 12, 2006 (the “Expiry Date”), one (1) fully paid and non-assessable common share without nominal or par value, (together with any other securities which may be issued or distributed by the Corporation with respect thereto or in substitution therefor, the “Common Shares”) of the Corporation, at a price of CDN$4.65 per share.

The right to acquire Common Shares hereunder may only be exercised by the holder within the time set forth above by:

a.	duly completing and executing the Exercise Form attached hereto;

b.	surrendering this Warrant Certificate to the head office of the Corporation; and

c.	remitting cash, certified cheque, bank draft or money order in lawful money of Canada, payable to or to the order of the Corporation where this Warrant Certificate is so surrendered, for the aggregate purchase price of the Common Shares so subscribed for.

These Purchase Warrants may be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Corporation at the office referred to above.

Upon exercise of these Purchase Warrants as provided above, the person or persons in whose name or names the Common Shares issuable upon exercise of the Purchase Warrants are to be issued shall be deemed for all purposes to be the holder or holders of record of such Common Shares. The Corporation covenants that it will cause a certificate or certificates representing such Common Shares to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form as soon as is practicable and in any event within seven (7) business days.

The registered holder of this Warrant Certificate may acquire any lesser number of Common Shares than the number of Common Shares which may be acquired for the Purchase Warrants represented by this Warrant Certificate. In such event, the holder shall be entitled to receive a new certificate for the balance of the Common Shares which may be acquired. To the extent that the holder is entitled to receive on the exercise or partial exercise thereof a fraction of a Common Share, such right may only be exercised in respect of such fraction in combination with another Purchase Warrant or other Purchase Warrants, which in the aggregate entitles the holder to receive a whole number of Common Shares.

If the holder is not able to or elects not to, combine Purchase Warrants so as to be entitled to acquire a whole number of Common Shares, the Corporation shall make an appropriate cash settlement. However, in respect of any holder, the Corporation shall only be required to make such a cash adjustment once and for one Purchase Warrant and no more. The amount of the cash adjustment with respect to the Common Share shall be equal to the fraction of the Common Share to which the holder would be entitled multiplied by the current market price of the Common Shares as determined in good faith by the Corporation.

The Corporation agrees that, prior to the expiration of this Purchase Warrant, the Corporation will at all times:

a.	have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Purchase Warrant, the maximum amount of Common Shares and other securities and properties as from time to time shall be receivable upon the exercise of this Purchase Warrant, free and clear of all restrictions on sale or transfer, except for:

i.	the restrictions on sale or transfer set forth in the Securities Act of 1933, the Business Corporations Act (Alberta) or any other statute of Canada or a province thereof, and of regulations under any such act or other statute, relating to warrant agreements or to the rights, duties and obligations of trustees, or warrant agents, and of corporations under warrant agreements; and

ii.	restrictions created by or on behalf of the holder, and free and clear of all preemptive rights and rights of first refusal; and

b.	cause the Common Shares to be listed on the Toronto Stock Exchange or other securities exchange on which the Common Shares are then listed.

The Corporation covenants that:

a.	all of the Common Shares are validly authorized and, if and when this Purchase Warrant is exercised in whole or in part in accordance with the terms hereof, the Common Shares issued upon such exercise, upon receipt by the Corporation of the full exercise price therefor, shall be validly issued, fully paid, nonassessable, and will not be issued in violation of any preemptive rights or other rights of stockholders;

b.	it will pay, when due and payable, any and all federal, provincial and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Common Shares or any certificate thereof pursuant to the exercise of the Purchase Warrants;

c.	it will comply with all filings and reporting obligations required to maintain good standing with the Toronto Stock Exchange or such other stock exchange as the Common Shares may then be listed upon, and thereby maintain its Common Shares so listed.; and

d.	following the date hereof, in the event the Corporation is required to file a Registration Statement covering the Common Shares issuable upon conversion of the Convertible Debentures issued by the Corporation on November 12, 2004, the Corporation shall use reasonable commercial efforts to include the Common Shares issuable upon exercise of the Purchase Warrants in such Registration Statement.

In the event of any alteration of the Common Shares, including any subdivision, consolidation or reclassification, and in the event of any form of reorganization of the Corporation including any amalgamation, merger or arrangement, or any dividend or distribution of Common Shares or other securities or property, or successive transactions thereof, the holders of Purchase Warrants shall, upon exercise of the Purchase Warrants following the occurrence of any of those events, be entitled to receive the same number and kind of shares, securities or property that they would have been entitled to receive had they exercised their Purchase Warrants immediately prior to the occurrence of those events. The Corporation covenants to take such steps as may be necessary to ensure that the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Purchase Warrant, pursuant to any of the alterations described above, shall be responsible for all of the agreements and obligations of the Corporation hereunder, and the Corporation shall ensure that such issuer executes an agreement with the holder providing that the holder has the rights thereafter to receive upon exercise of this Purchase Warrant such shares, securities or property. In case at any time the Corporation shall take any action requiring an adjustment as described above, the Corporation shall give written notice thereof, to the holder at the holder’s address as it shall appear on the books of the Corporation, at least fifteen (15) days prior to the date as of which the holders of record of the Common Shares are entitled to receive any shares, securities or property.

The holding of the Purchase Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

The Purchase Warrants evidenced by this Warrant Certificate may be transferred on the register kept at the principal offices of the Corporation in Mt. Pleasant, Michigan by the registered holder hereof or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation.

This Warrant Certificate shall not be valid for any purpose whatever unless and until it has been signed by or on behalf of the Corporation.

Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Purchase Warrant, and upon receipt of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Purchase Warrant, if mutilated, the Corporation shall execute and deliver to the holder a new Purchase Warrant of like date, tenor and denomination.

The parties hereto irrevocably consent to the exclusive jurisdiction of the courts of the Province of Alberta in connection with any action or proceeding arising out of or relating to this Purchase Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Purchase Warrant, or a breach of this Purchase Warrant or any such document or instrument. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made to the respective agents of the parties designated to receive service of process. Within thirty (30) days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process.

No course of dealing and no delay or omission on the part of the holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the holder’s rights, powers or remedies. No right, power or remedy conferred by this Purchase Warrant upon the holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

This Purchase Warrant may be amended only by a written instrument executed by the Corporation and the holder hereof. Any amendment shall be endorsed upon this Purchase Warrant, and all future holders shall be bound thereby.

Time shall be of the essence hereof. This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of Alberta.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officers as of November 12, 2004.

GASTAR EXPLORATION LTD.

Per:
J. Russell Porter, Chief Executive Officer

TRANSFER OF PURCHASE WARRANTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to                                                              ,                          Purchase Warrants of Gastar Exploration Ltd. (the “Corporation”) registered in the name of the undersigned on the records of the Corporation represented by the Warrant Certificate attached and irrevocably appoints                                                       the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

If less than all the Purchase Warrants represented by this Warrant Certificate are being transferred, the Warrant Certificate representing those Purchase Warrants not transferred will be registered in the name appearing on the face of this Warrant Certificate and such certificates (please check one):

(a)	__________ should be sent by first class mail to the following address:

______________________________________________________________________________________

______________________________________________________________________________________

(b)	__________ should be held for pick up at the principal office of the Corporation in Mt. Pleasant, Michigan, at which this Warrant Certificate is deposited.

DATED the          day of                     ,             .

Signature Guaranteed
(Signature of holder)

Instructions:

1.	Signature of the holder must be the signature of the person appearing on the face of this Warrant Certificate.

2.	If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

3.	The signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

4.	Purchase Warrants shall only be transferable in accordance with applicable laws.

5.	The Purchase Warrants and the Common Shares issuable upon exercise thereof have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States, and may not be transferred in the United States or to a U.S. Person unless the Purchase Warrants and the Common Shares have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available. In connection with any transfer of Purchase Warrants, the holder will be required to provide to the Corporation an opinion of counsel, or other evidence, in form reasonably satisfactory to the Corporation, to the effect that such transfer of Purchase Warrants does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities.

EXERCISE FORM

TO:	GASTAR EXPLORATION LTD.

(a) The undersigned hereby exercises the right to acquire                              Common Shares of Gastar Exploration Ltd..

(b) The Common Shares (or other securities or property) are to be issued as follows:

Name:
(print clearly)

Address in full:

Social Insurance Number/Social Security Number/IRS Tax Identification Number:

Number of Common Shares:

Note: If further nominees intended, please attach (and initial) schedule giving these particulars.

(c) Such securities (please check one):

__________	should be sent by first class mail to the following address:

OR

__________	should be held for pick up at the office of the Corporation at its principal office in Mt. Pleasant Michigan at which this Warrant Certificate is deposited.

If the number of Purchase Warrants exercised are less than the number of Purchase Warrants represented hereby, the undersigned requests that the new Warrant Certificate representing the balance of the Purchase Warrants be registered in the name of whose address is

Such securities (please check one):

(a) _________	should be sent by first class mail to the following address:

OR

(b)	__________ should be held for pick up at the office of the principal office of the Corporation in Mt. Pleasant, Michigan at which this Warrant Certificate is deposited.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Purchase Warrants.

DATED this          day of                     ,         .

Signature Guaranteed	(Signature of holder)

Print full name

Print full address

Instructions:

1.	The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Purchase Warrants being exercised to the Corporation at its principal office in Mt. Pleasant, Michigan. Certificates for Common Shares will be delivered or mailed as soon as is practicable and in any event within seven (7) business days after the exercise of the Purchase Warrants.

2.	If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

3.	If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.